Exhibit 99.1
PRESS RELEASE
Source: Handy & Harman Ltd.

Handy & Harman Ltd. Reports Third Quarter Financial Results and Outlook for Full Year

WHITE PLAINS, N.Y., October 30, 2014 - Handy & Harman Ltd. (NASDAQ(CM): HNH); ("HNH" or the "Company"), a diversified global industrial company, today announced operating results for the third quarter and nine months ended September 30, 2014, which are summarized in the following paragraphs. For a full discussion of the results, please see the Company's Form 10-Q, which can be found at www.handyharman.com.

HNH reported net sales of $188.7 million for the quarter, as compared to $171.9 million for the same period in 2013. Income from continuing operations before tax and equity investment was $21.1 million in the third quarter of 2014, as compared to $14.0 million in the 2013 period. Income from continuing operations, net of tax, for the third quarter of 2014 was $11.9 million, or $0.95 per basic and diluted common share, as compared to income of $6.7 million, or $0.51 per basic and diluted common share, for the same period in 2013.

For the nine months ended September 30, 2014, net sales were $546.0 million, as compared to $502.9 million for the same period in 2013. Income from continuing operations before tax and equity investment was $50.3 million, as compared to $33.9 million in the 2013 period. Income from continuing operations, net of tax, for the nine-month period was $22.5 million, or $1.75 per basic and diluted common share, as compared to income of $15.4 million, or $1.16 per basic and diluted common share, for the same period in 2013.

HNH generated Adjusted EBITDA of $27.1 million for the third quarter of 2014, as compared to $21.4 million for the same period in 2013, an increase of $5.7 million, or 26.5%. For the nine-month period, the Company generated Adjusted EBITDA of $73.3 million, as compared to $63.3 million for the same period in 2013, an increase of $10.0 million, or 15.8%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

Based on current information, the Company currently anticipates full-year 2014 net sales and Adjusted EBITDA in the ranges of $683 million to $713 million, and $83 million to $88 million, respectively.

Financial Summary

	Three Months Ended		Nine Months Ended
(in thousands, except per share)	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$188,701	$171,874	$546,040	$502,915
Gross profit	53,022	49,897	155,527	145,534
Gross profit margin	28.1%	29.0%	28.5%	28.9%
Operating income	22,193	16,249	55,138	45,412
Income from continuing operations before tax and equity investment	21,055	14,004	50,251	33,868
Tax provision	7,953	5,657	19,944	13,563
Loss from associated company, net of tax	1,242	1,608	7,783	4,883
Income from continuing operations, net of tax	11,860	6,739	22,524	15,422
Net income from discontinued operations	—	2,904	42	14,108
Net income	$11,860	$9,643	$22,566	$29,530
Basic and diluted income per share of common stock
Income from continuing operations, net of tax, per share	$0.95	$0.51	$1.75	$1.16
Discontinued operations, net of tax, per share	—	0.22	0.01	1.06
Net income per share	$0.95	$0.73	$1.76	$2.22

Segment Results

Income Statement Data	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2014	2013	2014	2013
Net sales:
Joining Materials	$54,621	$51,059	$162,796	$152,491
Tubing	19,768	23,248	61,834	68,628
Building Materials	75,734	64,369	200,568	177,742
Arlon	24,177	18,723	77,483	61,136
Kasco	14,401	14,475	43,359	42,918
Total net sales	$188,701	$171,874	$546,040	$502,915
Segment operating income:
Joining Materials	$6,147	$5,349	$18,046	$17,086
Tubing	3,224	4,677	10,098	13,165
Building Materials	10,998	9,647	25,924	23,586
Arlon	3,552	1,718	13,622	7,676
Kasco	1,082	1,119	2,468	3,249
Total segment operating income	25,003	22,510	70,158	64,762
Unallocated corporate expenses and non-operating units	(2,228)	(4,939)	(12,215)	(15,368)
Unallocated pension expense	(620)	(1,333)	(2,892)	(4,001)
Gain from asset dispositions	38	11	87	19
Operating income	22,193	16,249	55,138	45,412
Interest expense	(2,458)	(1,880)	(5,627)	(11,967)
Realized and unrealized gain (loss) on derivatives	1,320	(351)	854	702
Other expense	—	(14)	(114)	(279)
Income from continuing operations before tax and equity investment	$21,055	$14,004	$50,251	$33,868

Supplemental Non-GAAP Disclosures

Adjusted EBITDA	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2014	2013	2014	2013
Income from continuing operations, net of tax	$11,860	$6,739	$22,524	$15,422
Add (Deduct):
Loss from associated company, net of tax	1,242	1,608	7,783	4,883
Tax provision	7,953	5,657	19,944	13,563
Interest expense	2,458	1,880	5,627	11,967
Unrealized loss on embedded derivatives related to sub-notes	—	—	—	793
Non-cash derivative and hedge (gain) loss on precious metal contracts	(1,320)	351	(854)	(1,495)
Non-cash adjustment to precious metal inventory valued at LIFO	2	(521)	(234)	(1,834)
Depreciation and amortization	4,140	4,144	12,934	11,994
Non-cash pension expense	620	1,333	2,892	4,001
Non-cash stock-based compensation	1,374	1,244	3,773	3,647
Other items, net	(1,269)	(1,052)	(1,068)	364
Adjusted EBITDA	$27,060	$21,383	$73,321	$63,305

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA." The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about HNH, its business, and its financial condition. The Company defines Adjusted EBITDA as income or loss from continuing operations before the effects of gains or losses from investment in associated company, realized and unrealized gains or losses on derivatives, interest expense, taxes, depreciation and amortization, LIFO liquidation gains or losses, and non-cash pension expense, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting, and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized and unrealized losses on derivatives, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect gains or losses from the Company's investment in associated company;

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on derivatives and any LIFO liquidations of its precious metal inventory;

•	Adjusted EBITDA does not reflect the Company's interest expense;

•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include non-cash charges for pension expense and stock-based compensation;

•	Adjusted EBITDA does not include discontinued operations; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing HNH.

The Company reconciles Adjusted EBITDA to income or loss from continuing operations, net of tax, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

About Handy & Harman Ltd.

Handy & Harman Ltd. is a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves. Through its wholly-owned operating subsidiaries, HNH focuses on high margin products and innovative technology and serves customers across a wide range of end markets. HNH's diverse product offerings are marketed throughout the United States and internationally.

HNH's companies are organized into five businesses: Joining Materials, Tubing, Building Materials, Arlon, and Kasco.

The Company sells its products and services through direct sales forces, distributors, and manufacturer's representatives. HNH serves a diverse customer base, including the construction, electronics, telecommunications, transportation, utility, medical, semiconductor, aerospace, aviation, military electronics, and food industries.

The Company’s business strategy is to enhance the growth and profitability of the HNH business units and to build upon their strengths through internal growth and strategic acquisitions. Management expects HNH to continue to focus on high margin products and innovative technology. Management has evaluated and will continue to evaluate, from time to time, potential strategic and opportunistic acquisition opportunities, as well as the potential sale of certain businesses and assets.

The Company is based in White Plains, N.Y., and its common stock is listed on the NASDAQ Capital Market under the symbol HNH. Website: www.handyharman.com

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect HNH's current expectations and projections about its future results, performance, prospects, and opportunities. HNH has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, HNH's need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, the possible volatility of the Company's stock price, and the potential fluctuation in its operating results. Although HNH believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended

December 31, 2013, for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, HNH undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

CONTACT:	James F. McCabe, Jr., Senior Vice President and Chief Financial Officer
(212) 520-2300
JMcCabe@steelpartners.com